E-1
Exhibit 10.1
Form 10-KSB
Virtualmoney, Inc.
File No. 000-31009

               Exclusive License Agreement for the

                    Real Monetary SoftwareTM

                           May 9, 2001

                         CONFIDENTIAL
RECITALS:

     WHEREAS Real Monetary Systems, Inc., a Minnesota corporation formerly known as RMC2, Inc. d/b/a the Real Mortgage Corporation (the "Licensor"), has engaged in an extensive research and development effort concerning the introduction of Real MortgagesTM that are self-adjusting for inflation and deflation;

     WHEREAS the introduction of real financial instruments, such as the Real MortgagesTM, inherently initiates the creation of a real monetary system, which must then be integrated with our current nominal monetary system;

     WHEREAS the research and development effort for the Real MortgagesTM has led to the creation of certain technology (the "Trade Secrets"), which will resolve many of the problems associated with the introduction of real financial instruments into the current nominal monetary system by means of integrating the two monetary systems;

     WHEREAS the Trade Secrets include, but are not limited to, a number of proprietary processes that the Licensor collectively refers to as the Real MonetizationTM process;

     WHEREAS the Licensor has legal and valid assignment for an 1,891-page patent application, which was filed by Thomas W. Tripp with the United States Office of Patents and Trade Marks on October 6, 1999 for the Real MonetizationTM process (the "Pending Patent") entitled: SOFTWARE SYSTEM FOR REAL MONETARY INSTRUMENTS;

     WHEREAS the original patent application included a spread sheet model, representing the first generation of Real Monetary
SoftwareTM (the "Software"); which is designed to carry out the Real MonetizationTM process(es);

     WHEREAS  the  Licensor has granted Virtualmoney,  Inc.   (or
"VMC"), and Government Indexed-Bond Systems, Inc. ("GIBS") the right to use the first generation of the Software (such that they may develop a second generation of the Software pursuant to the terms of their respective licenses, until such time as a third generation of the Software may be created and properly tested for actual use;

     WHEREAS the Licensor desires to license certain specified rights, but to retain the remaining rights, pertaining to the Trade Secrets as represented by the Pending Patent;

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     WHEREAS  Real  Monetary Software, Inc. (the  "Licensee"),  a
Minnesota corporation, is interested in obtaining the exclusive rights to the use of the Trade Secrets, and subsequently for the Patent Rights, if granted; for the purposes of developing the third and subsequent generations of the Software, that are scalable and can be operated without the benefit of a third party spread sheet program;

     WHEREAS the Parties to this agreement (the "Agreement") hereby recognize and differentiate between:

     (A) the granting of any one or more exclusive right(s) by the Licensor to sponsor a specified market or service for the issuance and securitization of any form of fixed income instrument that is defined in real terms, which may include but need not be limited to

          (i)  bonds,   mortgages,   auto  loans,   credit   card
               receivables, personal loans and/or any other form of indebtedness,

          (ii) any  asset-backed  real  monetary  equivalent   or
               currency; or to

          (iii)      any  software  development  application  not
               specified  herein as being the subject matter   of
               this Exclusive Licensing Agreement ;

          any of which the Licensor may grant on an exclusive or limited basis with respect to anyone it may wish to specify, which may include but not be limited to a specific nation, region or defined by a any existing or newly created currency; all of the foregoing of which the Licensor is not granting to the Licensee by means of this Agreement;

          versus

     (B) the granting of the exclusive right to develop and maintain the third and subsequent generations of the Software, which will be designed to carry out the Real MonetizationTM process for any and/or all real financial instruments; that are defined directly in terms of the nominal United States Dollar (1.00 USD); all of which the Licensee may then:

          (i)  sub-license to third parties and/or

          (ii) may license third party software developers for applications that may plug into the Software,

          all of the foregoing in this Paragraph (B) to be subject to the terms and conditions of this Exclusive License Agreement, as amended, which the Licensor is proposing to grant to the Licensee by means of this Agreement.

     Now, therefore, the undersigned Parties hereby agree to the following terms and conditions:

     1.   The License:

     The Licensor hereby grants to the Licensee, and the Licensee hereby accepts, the exclusive worldwide license (the "License"), without limitations unless specified herein to use the Licensed
Product  as

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defined herein.  It being agreed and understood  that
the term of this License shall be perpetual, or until such time as this Agreement has been properly terminated for any reason under the terms and conditions stated herein.

     2.   The Licensed Product:

     It is agreed and understood that the product being licensed (the "Licensed Product") by this Agreement, refers to the use of the Trade Secrets, and subsequently to the Patent Rights -- if and when granted, for the sole purpose of developing and maintaining the third and subsequent generations of the Software, which will be designed to carry out the Real MonetizationTM process for any and all financial instruments that are defined directly in terms of the nominal United States Dollar (1.00 USD): all of which the Licensee may then:

          (i)  sub-license the Software to third parties and/or

          (ii) may license third party software developers for applications that may plug into the Software,

all of the foregoing to be subject to the terms and conditions of this Exclusive License Agreement, as amended. It being agreed and understood that the Licensee, as sponsor, shall then have the right to sub-license any and all participants; who may desire to use the third and subsequent generations of the Software being created. Except that, each and every such participant, as well as the Licensee, shall also be required to obtain a license from the properly licensed sponsor ("Sponsor") of the liquid market for real financial instruments that is to be accessed via the Software. Nor will the Sponsor offering a license, or sub-license, be allowed by the Licensor to supply the Software to anyone, who is not also licensed by the Licensee for using said Software. It being further agreed and understood that the granting of such licenses to properly qualified parties shall not be unreasonably denied.

     3.   The Pending Patent:

     The Licensor makes no warranty as to the validity of any Patent rights or claims, but does warrant that the patent application as identified herein is on file in the United States Patent and Trade Mark Office and has not been abandoned. The Parties to this Agreement are fully aware and cognizant that no patent exists at this time, nor is there any certainty that any such patent will ever be granted. Furthermore, it is understood that the patent filing involves very complex matters; such that the nature of any patent finally granted, may change materially from the patent claims that are being made. Nonetheless, the Licensor represents and warrants that it will use its best efforts to complete the Pending Patent application. In the event a patent is ultimately granted, the Licensor shall promptly notify the Licensee.

     4.   Disclosing the Real MonetizationTM Process(es):

     It is agreed and understood, that the Licensor has been advised by its patent attorneys not to disclose the patent claims to anyone; until such time as the patent has been granted and published by the United States Patent and Trade Mark Office. As such, the Parties to this Agreement hereby recognize and agree; that the Licensor is only required by the terms of this Agreement to reveal those parts of the patent filing, and/or correspondence with the U.S. Patent and Trade Mark Office, that do not include or otherwise discuss the specified patent claims. Nonetheless, the Licensor hereby represents and warrants: that this limited disclosure would still provide the Licensee with a full and complete description of the Real MonetizationTM process(es); which would be sufficient to complete the development of the Software required for the

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initiation of a more liquid market  for
the specified real financial instruments. (See "The Real Monetary
Software").

     5.   Confidentiality, Trade Secrets and the Pending Patent:

     It is agreed and understood that any and all details of the Real MonetizationTM process shall be considered to be Trade Secrets, which the Licensee hereby agrees to be held in strict confidentiality. Except that, the Licensee is permitted to disclose the Trade Secrets to properly qualified Sub-Licensees, pursuant to the rules and procedures established by the Licensor. In the event that a patent is granted, then any portion of the trade Secrets that are included in the published account of the patent by the U.S. patent and Trade Mark Office will then be considered suitable for public disclosure. Beyond that, the final determination of the U.S. Patent and Trade Mark Office to grant, or not to grant, the Pending Patent; shall have no bearing or effect on this Agreement. Except that, by mutual consent upon the granting of a patent, the Parties may then elect to perfect a patent license; provided that such license does not alter or amend the terms and conditions of this Agreement, other than to recognize the licensing of the Patent as opposed to the licensing of the Trade Secrets, without the expressed written consent of both Parties. In such an event, each of the Parties shall be responsible for any and all expenses that they individually incur in such an effort.

     6.   The Real Monetary Software:

     This Agreement hereby grants to the Licensee the exclusive right to use the Real MonetizationTM process for the purpose of developing the third and subsequent generations of the Real
Monetary SoftwareTM, which is designed to carry out the Real MonetizationTM process.

     Furthermore, the Licensee is hereby informed that the first generation of the Software is a spread sheet model that was designed for the creation of a liquid market for Real Mortgage-Backed SecuritiesTM. Two parties, including Virtualmoney, Inc. ("VMC") and Government Indexed-Bond Systems, Inc. ("GIBS") have been authorized to use the first generation, and to generate a second generation of the Software for the purposes set forth in their exclusive licenses with the Licensor, until such time as the third generation of the Software has been prepared for use by the Licensee hereunder. It being Agreed and understood that the granting of this license is subject to the Licensee hereunder licensing said third and subsequent generations of the software only to those persons or entities (or "Third Parties") that have been licensed (or sub-licensed) by Real Monetary Systems, Inc.
with respect to the issuance of a particular type of real financial instrument that is indexed to the U.S. Dollar. It being further understood that the Licensee hereunder may not unreasonably deny a license to said Third Parties for the third and subsequent generations, provided only that they are willing to pay the fair market rate for the software. Nor does this Agreement limit (a) the right of the Licensee to distribute the first generation of the Software to other Third Party licensees, or (b) the right of said Third Parties to generate a second generation of the Software on spread sheets; until such time as the Licensee has completed the third generation of the Software for distribution. Nonetheless, the Licensor will retain the rights and title to any and all modifications by said Third Parties to the first generation of the software, which is hereby made a part of this Exclusive License extended to the Licensee.

     Upon the written request of the Licensee, the Licensor shall furnish the Licensee on a timely basis with a complete description of any and all such modifications and/or improvements made by VMC and/or GIBS, which shall include a complete working copy of the Software so altered or amended.

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     7.   Assignment of the Trade Mark:

     As additional consideration for the Licensee entering into this Agreement, the Licensor hereby agrees to assign its interest in the trade mark known as the Millennium DollarTM to the Licensee; except that, the Licensor will first complete the trade mark application, or otherwise assist the Licensee in its completion; as may be advised by the Licensor's intellectual property rights attorney. The Licensor hereby agrees to sign any and all documents, which may be required and necessary to complete this transfer. Nonetheless, it is agreed and understood that in the event that this Agreement is terminated for any reason, then the Millennium DollarTM trade mark will revert back to the Licensor; unless it has been sold, assigned or otherwise transferred to a third party. However, in no event will the Licensee assign, sell or otherwise transfer or encumber the Real Monetary SoftwareTM trade mark without the expressed written consent of the Board of Directors of the Licensor.

     The Licensee agrees to provide the Licensor with samples of all uses of the Licensed Trade Mark (Real Monetary SoftwareTM) for approval by the Licensor, which should not unreasonably be withheld; to assure the Licensee's use of the licensed mark is of high quality and inures to the good will of the Licensor in the licensed trade mark.

     8.   The Consideration:

     In consideration, for the Licensor granting the exclusive license and rights as set forth herein, the Licensee hereby agrees to:

     (a) issue to the Licensor one million (1,000,000) shares of unregistered common stock in Real Monetary Software, Inc., which shall be issued upon the consummation of this Agreement; and

     (b) to pay a royalty (Royalty) of five percent (5.0%) per annum on the gross income of the Licensee.

     It being agreed and understood that the Royalty payments will be made monthly. The Royalty payments will be made by the Licensee in cash, corporate check or certified funds for the full amount of the Royalty fee.

     9.   Audits:

     It is agreed and understood that the Licensee shall engage at its own expense a qualified independent Certified Public Accounting (CPA) firm to perform an annual audit of its operations, the results of which shall be forwarded to the Licensor on a timely basis. Nonetheless, the Licensor shall have the additional right to select an alternative CPA firm for the sole purpose of examining the books and records of the Licensee to verify the accuracy of the Royalty payments made hereunder. It being agreed and understood that the results of any such additional audit(s) are to be considered proprietary information, which can only be shared with the management and Boards of Directors of the respective parties. The Licensor must serve a formal notice in writing to the Licensee of its intent to perform such an audit. This notice must be made in writing, and delivered via registered mail of the United States Post Office to the Licensee at its primary office; not sooner than seven (7) calendar days prior to the commencement of the audit. Such examination shall be made during regular business hours, and shall be at the sole expense of the Licensor; and no more than one such additional audit shall be made within any twelve month period. Nor shall any new audit be commenced, when an existing audit is in progress.

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     10.  Sub-Licensing:

     In no event shall the Licensee assign the License created herein to a third party without the expressed written permission and approval of the Board of Directors then representing the Licensor. Nonetheless, the Licensee shall have the right to sub-license others under this Agreement, subject to the expressed written approval of each and every proposed sub-licensee. Nonetheless, the Licensor will work with the Licensee to draft a mutually acceptable legal contract for the purpose of sub-licensing. Provided only that the Licensee properly uses the agreed upon sub-licensing agreement, the Licensor shall not unreasonable deny the approval of any sub-licensee. At the option of either Party, a new or amended sub-licensing agreement may be proposed for consideration by the other Party; but any and all such alternations must be mutually agreed upon. In no event will any of the terms and conditions of any such sub-licensing agreement be stated or interpreted in such a way that would violate the terms and conditions of this Exclusive License Agreement.

     Upon the granting of any one or more sub-licenses, the Licensee agrees to accept the responsibility for the collection of the Royalty, as defined herein, from the sub-licensees; which shall then be paid over in a timely fashion to the Licensor. In the event that the sub-licensee refuses, or is otherwise unable to pay the Royalty; then the Licensee shall be liable to make any and all such Royalty payments to the Licensor on a timely basis. In no event shall the Licensor be liable to the sub-licensees for any misrepresentation or for any lack of performance by the Licensee to its sub-licensees. Finally, the Licensee will agree to terminate any and all sub-licensees, which violate the terms, conditions and intent of this Agreement. Any failure of the Licensee in this regard shall constitute a default by the Licensee under the terms and conditions of this Agreement.

     11.  Arbitration:

     Except as to issues relating to validity, construction or effect of the Trade Secrets (or subsequently the Patent) being licensed hereunder, all claims or disputes between the Parties arising in connection with this agreement, which have not been resolved by good faith negotiations between the Parties, shall be resolved by arbitration in the City of Plymouth and State of Minnesota under the rules of the American Arbitration Association then in effect. The arbitrators shall have no power to modify any of the terms of this Agreement. Any award rendered in such arbitration my be enforced by either Party in either the courts of Minnesota or in the United Sates District Court of the same state, to whose jurisdiction each Party irrevocably agrees to submit.

     12.  Infringement:

     If during the term of this Agreement, any license, sub-license or patent, if any, hereunder shall appear to be infringed by a third party, then the Party hereto first becoming aware of such infringement shall promptly notify the other. The Licensee shall have the right, but not the obligation, to notify the infringer and to initiate and control litigation or legal proceedings to abate the infringement, without the prior consent of the Licensor. The licensor may elect to join in any such legal proceedings against alleged infringer, and if not electing, agrees to be joined as a involuntary party plaintiff. If the Licensee has not initiated such legal proceedings within one (1) year after becoming aware of the infringement, then the Licensor may initiate legal proceedings on its own behalf, and the Licensee may elect to join in those proceedings.

     If either Party elects to join in legal proceedings commenced by the other Party, then the control of such proceedings shall remain in the hands of the initiating Party and all fees and costs incurred by the initiating Party, along with all damage and awards recovered thereby, shall be shared equally between the

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Parties. If one Party elects not to join  in  legal
proceedings initiated by the other Party, then such other Party shall be responsible for all fees and costs incurred therein, and shall receive all damages and awards recovered thereby. In the event that a court decision is rendered that is not acceptable to either one of the Parties; then said Party may elect to appeal the decision with or without the participation of the other Party, who may elect to defer from such an appeal.

     13.  Warranty:

     The Licensor warrants that it has the sole right to enter into this Agreement, that it is the sole owner of the Licensed Product, and that it has not entered into and will not enter into any other agreement in conflict with this Agreement. Except that, the Licensor reserves the right to offer licenses to third parties for the sponsorship of liquid markets for real financial instruments, provided that such license will require that the holder obtain a Software license from the Licensee for the use of third and subsequent generations of the Software.

     14.  Addresses:

     Any notice given hereunder shall be made in writing, and shall be effective on the date mailed by certified mail, return receipt requested to the other Party at its respective address:

     If to:

     Real Monetary Systems, Inc.
     2325 Sheridan Hills Road
     Wayzata, Minnesota 55446

     If to:

     Real Monetary Software, Inc.
     2325 Sheridan Hills Road
     Wayzata, Minnesota 55446


     15.  Other Matters:

     (a) It is agreed and understood that the Parties to this Agreement shall maintain the strict confidentiality of the terms and conditions of this Agreement, as well as any and all business and scientific/technical discussions by and between the parties relating to the business of the real monetary system.

     (b) This Agreement constitutes the entire agreement between the parties and supercedes all prior negotiations and agreements between the Parties concerning its subject matter. Except that, the Parties hereto may amend, alter or terminate this Agreement in writing, provided that such action has been properly approved by the Board of Directors of each respective Party.

     (c) Each Party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

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     (d)  This  Agreement  shall  be construed  and  enforced  in accordance with the laws of the United States of America, and the State of Minnesota shall be the jurisdiction of any legal proceedings arising out of or related to this Agreement.

     (e) Failure of any party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

     (f) If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to effect the validity or enforceability of the remainder of this Agreement.

     (g) Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon, inures to the benefit of, and is enforceable by the parties and their heirs, respective legal representatives, successors and assigns.

     (h) The obligations of the Licensor and Licensee under this Agreement shall be several and not joint.

     (i) This Agreement will automatically terminate if the Licensee voluntarily files for bankruptcy, or is involuntary forced into bankruptcy. If the licensee fails to make the Royalty payments as agreed upon herein, or is otherwise in default of this Agreement; then the Licensor shall have the right to terminate this Agreement. In order to initiate the termination, the Licensor must serve the Licensee with a written notice to be delivered by registered mail via the U.S. Post Office. Said notice must properly define the nature of the default, as well as the expense the Licensor has incurred in serving the default notice; whereupon the Licensee shall then have ninety (90) days in which to cure. Upon properly correcting the default within the ninety (90) day period, and reimbursing the Licensor for its reasonable expenses in preparing and serving the default notice; the notice of default served upon the Licensee shall be deemed to have been terminated and to have no further or lasting effect upon the Parties.

     16.                 Other Definitions:

     "Application" means the application for United States patent with respect to the Invention that has been filed by Licensor.

     "Improvements" means any and all improvements, corrections and modifications to and variations and enhancements of the Invention.

     "nominal" refers financial terms, instruments or monetary systems that are not self-adjusting for inflation and deflation.

     "Pending Patent" refers to any prospective patent which may, or may not, be granted pursuant to the patent application as filed, and/or amended, by Thomas W.
          Tripp with the U.S. Patent and Trade Mark Office, on October 6, 1999 entitled: SOFTWARE SYSTEM FOR REAL MONETARY INSTRUMENTS. (The rights, to any patent granted pursuant to said patent application, have been assigned by Tripp to Real Monetary Systems, Inc.)

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     "Patent  Rights"  means the rights that may be conferred  as the result of the subsequent granting of the Pending Patent as defined herein, including all related: (i) applications for patents filed in the future; (ii)
          continuations:   (iii)   continuations-in-part;    (iv)
          divisions; (v) reissue patents; (vi) and all patents issuing therefrom; except that the use of said Patent
          Rights  by  the  Licensee  shall  be  limited  to   the
          exclusive sponsorship of the Market as defined herein.

     "person"  means  a  natural  person,  corporation,  business trust, estate, trust, partnership, association, joint venture, government, governmental subdivision, or agency, or any other legal or commercial entity or any other for-profit or not-for-profit legal entity.

     "real" refers to financial terms, fixed-income instruments or monetary systems that are defined in real terms, thereby making them self-adjusting for inflation and deflation.

     "real   financial   instruments"  refers  to  fixed   income
          instruments that are defined in real (or constant) dollars and real rates of interest. Examples of real financial instruments would include the Real MortgagesTM originally proposed by the Licensor and Treasury Inflation Protection Securities (TIPS) as issued by the United States Treasury.

     "Real MortgagesTM" refers to mortgages that are defined and amortized in real dollars and real rates of interest to compute a real dollar payment amount, which may then be converted to nominal dollars by using an inflationary adjustment factor.

     "sub-license"  refers to the right of the Licensee  to  sub-
          license the participation of third parties in the Market as defined herein; provided that the Sub-License, (i) does not diminish the role of the Licensee as the sponsor of the Market, and (ii) does not violate the terms, conditions and intent of the License being granted by means of this Agreement.

     "Trade Secret(s)" means information, including but not limited to, technical or non-technical data, a formula, pattern, compilation, program device, system, method, technique or process and/or financial data that is sufficiently secret to derive economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means, to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain it's secrecy.

     The undersigned Parties hereby agree to the terms and conditions of this Exclusive License Agreement.

Date:  5-9-2001                   Date:  5-9-2001

Real Monetary Systems, Inc.       Real Monetary Software, Inc.


By:  /s/ Thomas W. Tripp, CEO      By: /s/ Robert  E. Nisen, CFO

                                 E-9
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